Exhibit 10.36

SPONSORED BY MICROSOFT FINANCING	PROMISSORY NOTE

LOAN PRINCIPAL AMOUNT: Four Hundred and Ninety One Thousand Three Hundred and Sixty Six Dollars and Fifteen Cents ($491,366.15)

Primary Loan Term: 39 months

Number of Primary Loan Term Payments: 39

Primary Loan Term Payment Periodicity (check one) X monthly, quarterly, _semi-annually

Primary Loan Term Interest Rate: 4.55% per annum

Primary Loan Term Payment Amount: 3 months at $0.00 followed by 36 months at $14,793.65, (check one) in advance, X in arrears

Interim Loan Term:                     days

Interim Loan Term Payment Amount: $

Primary Loan Term Commencement Date:

Final Primary Loan Term Payment Date:

FOR VALUE RECEIVED, Orange 21 Inc. (“Borrower”) promises to pay to the order of De Lage Landen Financial Services, Inc. (“Lender”) at its office at 1111 Old Eagle School Road, Wayne, Pennsylvania 19087 in lawful money of the United States, the Loan Principal Amount stated above and to pay interest in like money on such Loan Principal Amount from the date of this Note through its scheduled maturity (the Final Primary Loan Term Payment Date stated above) at the Primary Loan Term Interest Rate stated above, computed on the basis of a 360-day year consisting of twelve 30-day months. The Loan principal and interest shall be paid in that number (as stated above in Number of Primary Loan Term Payments) of periodic, consecutive, level installments of principal and interest, each in the amount stated above (Primary Loan Term Payment Amount stated above) and in the manner stated above (Primary Loan Term Payment Periodicity and in advance or in arrears, all as stated above) during the Loan Term, the first Primary Loan Term Payment Amount to be paid on the Primary Loan Term Commencement Date stated above and the final Primary Loan Term Payment Amount to be paid on the Final Primary Loan Term Payment Date; provided however, that in any event the last such installment shall be in amount sufficient to pay in full all accrued interest on, and the entire unpaid principal amount of this Note. Borrower also promises to pay Lender any Interim Loan Term Payment Amount stated above, which shall be due and payable on the Primary Loan Term Commencement Date. Each installment of this Note, including, as applicable, any Interim Loan Term Interest Payment Amount, when paid, shall be first applied to the payment of any outstanding fees owed in respect to the amount financed pursuant to this Note, second applied to the payment of interest on the principal amount of this Note, and the balance thereof to the payment of principal. If any such installment (including any Interim Loan Term Interest Payment Amount) becomes due and payable on a day that is not a Business Day (defined hereinafter), the maturity thereof shall be extended to the next succeeding Business Day. “Business Day” shall mean a calendar day, excluding Saturdays, Sundays, and all days on which banking institutions in the Commonwealth of Pennsylvania are required or authorized to be closed. Unless a day is designated a Business Day, the term “day” as used herein shall mean a calendar day.

This Note is one of the Notes referred to in, and is issued pursuant to, a Loan Supplement No., dated as of May 23, 2006 (the “Loan Supplement”) by and between Borrower and Lender, which Loan Supplement incorporates by reference the terms and conditions of a Master Loan and Security Agreement (“Master Agreement”) by and between Borrower and Lender, dated as of May 23, 2006 (the Loan Supplement, so incorporating the terms and conditions of the Master Agreement, as the same may from time to time be amended, supplemented or otherwise modified, is herein referred to as the “Loan Agreement”) and the holder hereof is entitled to the benefits thereof, which are specifically incorporated herein by reference herein, and made a part hereof, as if set forth at length herein, as the same may from time to time be amended, supplemented or otherwise modified. Capitalized terms used herein, and not defined herein, shall have the meanings set forth in the Loan Agreement. This Note is secured as provided in the Loan Agreement, and is subject to prepayment, with premium, if any, only as provided therein. Reference is herein made to the Loan Agreement for a description of the provisions upon which this Note is issued and secured, and the nature and extent of the security and the rights of the holder hereof.

Whenever any Note payment is not made when due, Borrower shall pay Lender, as applicable, a Finance Charge, and/or Default Interest Charge, as provided for in the Loan Agreement. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, the unpaid principal balance of this Note, together with applicable interest accrued to the date of payment, may be immediately due and payable without notice or demand, although not yet due, in accordance with the terms of the Loan Agreement, and herein.

Borrower hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. The obligation of Borrower to pay the amounts dues under this Note is absolute and unconditional and is not subject to cancellation, reduction, setoff or counterclaims for any reason whatsoever. Borrower shall use the principal amount of this Note only in connection with the acquisition by Borrower of the Financed Product and the Financed Product shall secure the extension of credit hereunder to the extent provided in the Loan Agreement.

In the event that any holder shall institute any action for the enforcement or collection of this Note, there shall be immediately due and payable, in addition to the then unpaid principal balance hereof and any accrued interest, any Finance Charges or other late payment charges and all costs and expenses of such action including attorney’s fees, in addition to all other sums, if any, due as provided in the Loan Agreement. Borrower waives the right to interpose any setoff, counterclaim or defense of any nature whatsoever.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to its choice of law principles.

Orange 21 Inc.

Borrower

By:	x /s/ Jerry Kohlscheen
Title:	x Chief Operating Officer

U.S. Loan & Security Agreement – Promissory Note - 03-31-04